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                                                                    EXHIBIT 8.1

                                          October 29, 1998

XTRA Corporation
60 State Street
Boston, MA 02109

Ladies & Gentlemen:

  We have acted as counsel to XTRA Corporation ("XTRA"), a Delaware corporation, in connection with the merger (the "Merger") of Wheels MergerCo, LLC ("MergerCo"), a Delaware limited liability company, with and into XTRA, contemplated by the Agreement and Plan of Merger and Recapitalization dated as of June 18, 1998, as amended as of July 31, 1998, by and between XTRA and MergerCo (the "Merger Agreement").

  For purposes of the opinion set forth below, we have reviewed and relied upon (i) the Merger Agreement, (ii) the Proxy Statement filed by XTRA with the
Securities and Exchange Commission on        , 1998, (iii) the tax
representation letters delivered to us by MergerCo and XTRA in connection with this opinion, and (iv) such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. We have assumed without investigation or verification that all statements contained in the foregoing documents are true, correct, and complete as of the date hereof and will remain true, correct and complete as of the Effective Time, and that no actions inconsistent with such statements have occurred or will occur.

  We also have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); (ii) all representations and warranties contained in the Merger Agreement and tax representation letters are true, correct, and complete in all respects, including that MergerCo is a transitory company formed solely for the purpose of effecting the Merger and has conducted no business or other activities except in connection with the Merger and that there is no present plan to change or to cause XTRA to change the terms of its Common Shares;
(iii) the Merger will be effective as a merger under the applicable laws of Delaware; and (iv) XTRA and MergerCo will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code (the "Code") and the Treasury regulations promulgated thereunder.

  Any inaccuracy in, or breach of, any of the aforementioned statements, representations and assumptions and any change in applicable law after the date hereof could adversely affect our opinion. No ruling has been sought from the Internal Revenue Service by XTRA or MergerCo as to the federal income tax consequences of any aspect of the Merger, and the Internal Revenue Service is not bound by our opinion herein.

  The discussion under the caption "Material Federal Income Tax Consequences" in the Proxy Statement being filed by XTRA with the Securities and Exchange Commission in connection with the Merger (the "Proxy Statement") constitutes the opinion of Ropes & Gray as to the material United States federal income tax considerations generally applicable to XTRA stockholders in connection with the Merger.

  No opinion is expressed as to any matter not specifically addressed, including the tax consequences of the Merger under any foreign, state, or local tax law or the tax consequences of any other transactions contemplated or entered into by XTRA or MergerCo in connection with the Merger. Our opinion is based on current federal income tax law and we do not undertake to advise you as to any changes in federal income tax law after the date hereof that may affect our opinion.

  This opinion is solely for your benefit, shall not inure to the benefit of any other person, including without limitation any successor or assign of XTRA, whether by operation of law or otherwise, and is not to be used, circulated, quoted or otherwise referred to for any purpose without our express written permission.

  We hereby consent to the filing of this opinion as Exhibit 8 to the Proxy Statement and to the use of our name in the Proxy Statement.

                                          Very truly yours,

                                          /s/ Ropes & Gray
                                          -------------------------------------
                                            Ropes & Gray